SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2017

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

     Does Not Apply
(Former name or former address, if changed since last report)

Item 4.01.  Changes in Registrant's Certifying Accountant

On May 15, 2017, Edie Bailly LLP ("Eide Bailly") resigned as the independent registered public accounting firm of Security National Financial Corporation (the "Company"). The resignation letter was sent by Eide Bailly to Norman G. Wilbur, Chairman of the Audit Committee of the Company's Board of Directors. Because Eide Bailly resigned as the Company's independent registered public accounting firm, the Company's Audit Committee had no alternative but to accept such resignation by Eide Bailly.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period preceding the resignation by Eide Bailly, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K, as promulgated by the United States Securities and Exchange Commission) with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or any reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), which disagreement, if not resolved to the satisfaction of Eide Bailly, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, the reports by Eide Bailly on the Company's balance sheet as of December 31, 2016, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the period ended December 31, 2016, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Pursuant to Item 304 of Regulation 8-K, the Company submitted a copy of this Form 8-K to Eide Bailly prior to filing with the Commission.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

16.1	Letter from Eide Bailly LLP dated May 15, 2017 confirming resignation as the Company's independent registered public accounting firm.

16.2	Letter from Eide Bailly LLP dated May 17, 2017 agreeing with the statements in the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: May 18, 2017	By: /s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer